UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2006

Commission File Number: 0-29195

ONSCREEN TECHNOLOGIES, INC.
(Name of Small Business Issuer in Its Charter)
_______________________

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

600 NW 14th Avenue, Suite 100, Portland, Oregon	97209
(Address of Principal Executive Offices)	(zip code)

(503) 417-1700
(Registrant’s telephone number)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 9, 2006, Russell L. Wall was appointed by the Company Board of Directors to serve as Company President/Chief Executive Officer. The office of Chief Executive Officer and Company President is vacant because of resignation by Charles R. Baker from the positions of CEO and President. In accord with the Company Bylaws (Section 4.2), this officer shall hold office until his successor shall have been elected and qualified.

Mr. Wall was appointed to the Board of Directors in November 2003, elected to serve a one year term at the 2004 Annual Meeting of Shareholders and re-elected to a two year term at the 2005 Annual Meeting of Shareholders. He also serves as Chairman of the Audit Committee and is Co-Chairman of the Compensation Committee.

Mr. Wall holds a Bachelor of Science degree in Engineering from Iowa State University, a MBA degree in finance/marketing from University of Santa Clara and a Chartered Financial Analyst designation. Prior to his retirement in 2000, Mr. Wall was Chief Financial Officer for 12 years with a publicly traded company. His responsibilities included financial/accounting management, internal and external financial reporting, strategic planning and other operational duties. Mr. Wall brings 5 years experience in the financial securities industry as a consultant and portfolio manager with a Wall Street and a private investment management firm. He also brings 10 years Fortune 100 company experience in the engineering and construction industry with assignments as Analysis and Development Engineer, Planning and Control Manager and Project Manager.

Mr. Wall’s common stock ownership include 700,000 shares he has the right to purchase pursuant to a warrant and 781,493 shares owned by his IRA account.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 13th day of November 2006.

OnScreen Technologies, Inc. (Registrant)

by: /s/_Russell L. Wall
Russell L. Wall as CEO/President